Exhibit 99.1

Press Release

October 27, 2022

FOR IMMEDIATE RELEASE
For more information contact:
Jane Funk, Executive Vice President, Treasurer and Chief Financial Officer (515) 222-5766

WEST BANCORPORATION, INC. ANNOUNCES NET INCOME FOR THE THIRD QUARTER OF 2022, DECLARES QUARTERLY DIVIDEND

West Des Moines, IA - West Bancorporation, Inc. (Nasdaq: WTBA; the “Company”), parent company of West Bank, today reported third quarter 2022 net income of $11.6 million, or $0.69 per diluted common share, compared to third quarter 2021 net income of $12.7 million, or $0.76 per diluted common share. For the first nine months of 2022, net income was $37.5 million, or $2.23 per diluted common share, compared to $37.7 million, or $2.25 per diluted common share, for the first nine months of 2021. On October 26, 2022, the Company’s Board of Directors declared a regular quarterly dividend of $0.25 per common share. The dividend is payable on November 23, 2022, to stockholders of record on November 9, 2022.

David Nelson, President and Chief Executive Officer of the Company, commented, “Our company had another strong quarter. Our credit quality remains pristine and we continue to see opportunities for high quality loan growth, although at a slower pace than we experienced the last few quarters. We remain diligent in monitoring and managing our credit quality as we anticipate increasing economic challenges as the Federal Reserve aggressively seeks to reduce inflation by raising interest rates. Our bankers are working hard every day to assist our customers and communities in navigating the current economic and interest rate uncertainties. For the fifth consecutive quarter end, we had no loans greater than 30 days past due.”

David Nelson added, “While the yield on our loan portfolio is increasing, changes in liquidity and competitive deposit pricing, resulting from volatility and uncertainty in the interest rate environment, has put upward pressure on our cost of funds. Our capital position is strong and we remain focused on our highly successful core business model to continue building shareholder value.”

Third Quarter 2022 Financial Highlights

Return on Average Equity	21.01%
Return on Average Assets	1.32%
Efficiency ratio (a non-GAAP measure)	43.16%
Nonperforming assets to total assets	0.01%

Third Quarter 2022 Compared to Second Quarter 2022 Overview

•No provision for loan losses was recorded in the third quarter of 2022, compared to a negative provision for loan losses of $1.75 million in the second quarter of 2022. The negative provision in the second quarter of 2022 was due primarily to the reversal of a specific reserve on an impaired loan. The impaired loan, which had a specific reserve of $2.5 million, was settled in the second quarter of 2022 resulting in a charge-off of $451 thousand.
•The allowance for loan losses to total loans was 0.97 percent at September 30, 2022, compared to 0.99 percent at June 30, 2022. There were no loans greater than 30 days past due at September 30, 2022, for the fifth consecutive quarter. Nonaccrual loans at September 30, 2022 consisted of one loan with a balance of $329 thousand.
•Loan swap fees of $835 thousand were recorded in the third quarter of 2022, compared to none in the second quarter of 2022.

•Loans increased $41.0 million in the third quarter of 2022, or 6.3 percent annualized.
•Deposits decreased $19.6 million in the third quarter of 2022. Included in deposits were brokered deposits totaling $258.1 million at September 30, 2022, compared to $196.5 million at June 30, 2022.
•The efficiency ratio (a non-GAAP measure) was 43.16 percent for the third quarter of 2022, compared to 41.96 percent for the second quarter of 2022.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.78 percent for the third quarter of 2022, compared to 2.93 percent for the second quarter of 2022. Net interest income for the third quarter of 2022 was $23.0 million, compared to $24.2 million for the second quarter of 2022. The rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in the interest income from loan repricing and loan growth.
•The tangible common equity ratio was 5.65 percent at September 30, 2022, a decrease of 43 basis points compared to 6.22 percent at June 30, 2022 due to continued decline in the market value of the securities portfolio resulting from rising interest rates, which negatively impacts accumulated other comprehensive income.

Third Quarter 2022 Compared to Third Quarter 2021 Overview

•Loans increased $254.6 million at September 30, 2022, or 10.8 percent, compared to September 30, 2021.
•Deposits increased $85.9 million at September 30, 2022, compared to September 30, 2021. Included in deposits were brokered deposits totaling $258.1 million at September 30, 2022, compared to $103.0 million at September 30, 2021.
•Borrowed funds increased to $460.3 million at September 30, 2022, compared to $202.5 million at September 30, 2021. The increase included $58.9 million in subordinated notes that were issued in June 2022, $33.8 million in long-term debt that was issued in December 2021 and $165.1 million in federal funds purchased.
•The efficiency ratio (a non-GAAP measure) was 43.16 percent for the third quarter of 2022, compared to 39.41 percent for the third quarter of 2021. Salaries and benefits were higher in the third quarter of 2022, compared to the third quarter of 2021, due to a higher number of full-time equivalent employees and annual compensation adjustments.
•Net interest margin, on a fully tax-equivalent basis (a non-GAAP measure), was 2.78 percent for the third quarter of 2022, compared to 3.06 percent for the third quarter of 2021. Net interest income for the third quarter of 2022 was $23.0 million, compared to $24.5 million for the third quarter of 2021. Net interest income in the third quarter of 2021 included $1.6 million of PPP loan interest income, compared to $101 thousand in the third quarter of 2022. In 2022, the rising cost of deposits and borrowed funds and the change in mix of liabilities has increased interest expense faster than the increase in the interest income from loan repricing and loan growth.

The Company filed its report on Form 10-Q with the Securities and Exchange Commission today. Please refer to that document for a more in-depth discussion of the Company’s financial results. The Form 10-Q is available on the Investor Relations section of West Bank’s website at www.westbankstrong.com.

The Company will discuss its results in a conference call scheduled for 2:00 p.m. Central Time on Thursday, October 27, 2022. The telephone number for the conference call is 844-200-6205. The access code for the conference call is 014998. A recording of the call will be available until November 10, 2022, by dialing 866-813-9403. The replay access code is 419470.

About West Bancorporation, Inc. (Nasdaq: WTBA)

West Bancorporation, Inc. is headquartered in West Des Moines, Iowa. Serving customers since 1893, West Bank, a wholly-owned subsidiary of West Bancorporation, Inc., is a community bank that focuses on lending, deposit services, and trust services for small- to medium-sized businesses and consumers. West Bank has six offices in the Des Moines, Iowa metropolitan area, one office in Coralville, Iowa, and four offices in Minnesota in the cities of Rochester, Owatonna, Mankato and St. Cloud.

Certain statements in this report, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may appear throughout this report. These forward-looking statements are generally identified by the words “believes,” “expects,” “intends,” “anticipates,” “projects,” “future,” “confident,” “may,” “should,” “will,” “strategy,” “plan,” “opportunity,” “will be,” “will likely result,” “will continue” or similar references, or references to estimates, predictions or future events. Such forward-looking statements are based upon certain underlying assumptions, risks and uncertainties. Because of the possibility that the underlying assumptions are incorrect or do not materialize as expected in the future, actual results could differ materially from these forward-looking statements.  Risks and uncertainties that may affect future results include: interest rate risk, including the effects of recent rate increases by the Federal Reserve; fluctuations in the values of the securities held in our investment portfolio, including as a result of rising interest rates; competitive pressures, including from non-bank competitors such as “fintech” companies; pricing pressures on loans and deposits; changes in credit and other risks posed by the Company’s loan portfolio, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions, accounting standards (including as a result of the future implementation of the current expected credit loss (CECL) accounting standard) or regulatory requirements; changes in local, national and international economic conditions, including rising rates of inflation; changes in legal and regulatory requirements, limitations and costs; changes in customers’ acceptance of the Company’s products and services; cyber-attacks; unexpected outcomes of existing or new litigation involving the Company; the monetary, trade and other regulatory policies of the U.S. government; acts of war or terrorism, including the Russian invasion of Ukraine, widespread disease or pandemics, such as the COVID-19 pandemic, or other adverse external events; developments and uncertainty related to the future use and availability of some reference rates, such as the London Interbank Offered Rate, as well as other alternative reference rates; changes to U.S. tax laws, regulations and guidance; talent and labor shortages; the new 1% excise tax on stock buybacks by publicly traded companies; and any other risks described in the “Risk Factors” sections of reports filed by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current or future events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
CONDENSED BALANCE SHEETS	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Cash and due from banks	$58,342	$26,174	$21,896	$17,555	$30,922
Federal funds sold	1,049	766	122,359	175,270	1,547
Securities available for sale, at fair value	671,752	731,970	797,912	758,822	763,397
Federal Home Loan Bank stock, at cost	18,350	15,532	10,269	9,965	11,544
Loans	2,614,145	2,573,129	2,485,366	2,456,196	2,359,567
Allowance for loan losses	(25,418)	(25,434)	(27,623)	(28,364)	(28,098)
Loans, net	2,588,727	2,547,695	2,457,743	2,427,832	2,331,469
Premises and equipment, net	44,592	41,807	40,898	34,568	33,287
Bank-owned life insurance	44,318	44,072	43,836	43,609	43,376
Other assets	90,387	66,775	52,156	32,580	34,158
Total assets	$3,517,517	$3,474,791	$3,547,069	$3,500,201	$3,249,700

Liabilities and Stockholders’ Equity
Deposits	$2,822,847	$2,842,451	$3,091,252	$3,016,005	$2,736,923
Federal funds purchased	204,500	133,000	—	2,880	39,380
Other borrowings	255,789	255,751	196,954	196,986	163,116
Other liabilities	35,617	27,400	22,383	24,002	57,905
Stockholders’ equity	198,764	216,189	236,480	260,328	252,376
Total liabilities and stockholders’ equity	$3,517,517	$3,474,791	$3,547,069	$3,500,201	$3,249,700

	For the quarter ended
AVERAGE BALANCES	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets	$3,475,894	$3,503,686	$3,544,564	$3,421,020	$3,325,522
Loans	2,579,862	2,537,152	2,449,521	2,379,872	2,337,355
Deposits	2,864,648	3,002,535	3,067,019	2,964,585	2,874,005
Stockholders’ equity	219,065	222,731	255,130	255,224	251,770

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	As of
ANALYSIS OF LOAN PORTFOLIO	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Loan mix:
Commercial	$526,336	$475,704	$466,874	$492,815	$491,344
Real estate:
Construction, land and land development	341,549	390,137	388,424	359,258	325,655
1-4 family residential first mortgages	69,991	69,829	65,978	66,216	63,881
Home equity	10,271	8,564	9,213	8,422	8,993
Commercial	1,661,907	1,627,150	1,555,001	1,530,218	1,471,170
Consumer and other	7,884	5,912	4,068	3,797	3,698
	2,617,938	2,577,296	2,489,558	2,460,726	2,364,741
Net unamortized fees and costs	(3,793)	(4,167)	(4,192)	(4,530)	(5,174)
Total loans	$2,614,145	$2,573,129	$2,485,366	$2,456,196	$2,359,567
Less allowance for loan losses	(25,418)	(25,434)	(27,623)	(28,364)	(28,098)
Net loans	$2,588,727	$2,547,695	$2,457,743	$2,427,832	$2,331,469

ANALYSIS OF DEPOSITS
Deposit mix:
Noninterest-bearing demand	$712,722	$690,335	$710,697	$720,136	$713,076
Interest-bearing demand	469,257	472,919	554,235	548,242	458,165
Savings and money market	1,252,694	1,360,020	1,632,690	1,550,636	1,379,321
Time	388,174	319,177	193,630	196,991	186,361
Total deposits	$2,822,847	$2,842,451	$3,091,252	$3,016,005	$2,736,923

ANALYSIS OF BORROWINGS
Borrowings mix:
Federal funds purchased	$204,500	$133,000	$—	$2,880	$39,380
Subordinated notes, net	79,303	79,265	20,468	20,465	20,462
Federal Home Loan Bank advances	125,000	125,000	125,000	125,000	125,000
Long-term debt	51,486	51,486	51,486	51,521	17,654
Total borrowings	$460,289	$388,751	$196,954	$199,866	$202,496

STOCKHOLDERS’ EQUITY
Preferred stock	$—	$—	$—	$—	$—
Common stock	3,000	3,000	3,000	3,000	3,000
Additional paid-in capital	31,152	30,283	29,421	30,183	29,536
Retained earnings	262,776	255,334	246,827	237,782	229,845
Accumulated other comprehensive loss	(98,164)	(72,428)	(42,768)	(10,637)	(10,005)
Total Stockholders’ Equity	$198,764	$216,189	$236,480	$260,328	$252,376

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Quarter Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Interest income:
Loans, including fees	$28,102	$24,848	$23,286	$24,179	$24,229
Securities:
Taxable	3,147	3,090	2,889	2,590	2,412
Tax-exempt	890	892	858	829	762
Federal funds sold	30	67	82	66	82
Total interest income	32,169	28,897	27,115	27,664	27,485
Interest expense:
Deposits	6,289	3,146	2,151	2,055	2,021
Federal funds purchased	655	157	—	1	2
Subordinated notes	1,106	394	248	254	254
Federal Home Loan Bank advances	649	635	630	656	656
Long-term debt	466	326	258	96	66
Total interest expense	9,165	4,658	3,287	3,062	2,999
Net interest income	23,004	24,239	23,828	24,602	24,486
Provision for loan losses	—	(1,750)	(750)	—	—
Net interest income after provision for loan losses	23,004	25,989	24,578	24,602	24,486
Noninterest income:
Service charges on deposit accounts	553	585	580	603	589
Debit card usage fees	498	507	472	505	490
Trust services	780	622	629	633	695
Increase in cash value of bank-owned life insurance	246	236	227	233	230
Loan swap fees	835	—	—	24	—
Realized securities gains, net	—	—	—	—	11
Other income	364	328	481	350	386
Total noninterest income	3,276	2,278	2,389	2,348	2,401
Noninterest expense:
Salaries and employee benefits	6,578	6,410	6,298	5,928	6,018
Occupancy	1,315	1,242	1,086	1,532	1,203
Data processing	644	656	624	630	616
FDIC insurance	127	289	337	460	528
Professional fees	250	202	217	183	212
Director fees	209	222	168	184	176
Other expenses	2,335	2,245	1,932	2,954	1,959
Total noninterest expense	11,458	11,266	10,662	11,871	10,712
Income before income taxes	14,822	17,001	16,305	15,079	16,175
Income taxes	3,220	4,334	3,121	3,169	3,469
Net income	$11,602	$12,667	$13,184	$11,910	$12,706

Basic earnings per common share	$0.70	$0.76	$0.80	$0.72	$0.77
Diluted earnings per common share	$0.69	$0.75	$0.78	$0.71	$0.76

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)
(in thousands)
	For the Nine Months Ended
CONSOLIDATED STATEMENTS OF INCOME	September 30, 2022	September 30, 2021
Interest income:
Loans, including fees	$76,236	$71,406
Securities:
Taxable	9,126	5,952
Tax-exempt	2,640	2,032
Federal funds sold	179	226
Total interest income	88,181	79,616
Interest expense:
Deposits	11,586	5,893
Federal funds purchased	812	4
Subordinated notes	1,748	754
Federal Home Loan Bank advances	1,914	2,288
Long-term debt	1,050	220
Total interest expense	17,110	9,159
Net interest income	71,071	70,457
Provision for loan losses	(2,500)	(1,500)
Net interest income after provision for loan losses	73,571	71,957
Noninterest income:
Service charges on deposit accounts	1,718	1,749
Debit card usage fees	1,477	1,443
Trust services	2,031	2,038
Increase in cash value of bank-owned life insurance	709	690
Loan swap fees	835	42
Realized securities gains, net	—	51
Other income	1,173	1,368
Total noninterest income	7,943	7,381
Noninterest expense:
Salaries and employee benefits	19,286	17,298
Occupancy	3,643	3,630
Data processing	1,924	1,835
FDIC insurance	753	1,358
Professional fees	669	763
Director fees	599	581
Other expenses	6,512	6,044
Total noninterest expense	33,386	31,509
Income before income taxes	48,128	47,829
Income taxes	10,675	10,132
Net income	$37,453	$37,697

Basic earnings per common share	$2.25	$2.28
Diluted earnings per common share	$2.23	$2.25

WEST BANCORPORATION, INC. AND SUBSIDIARY
Financial Information (unaudited)

	As of and for the Quarter Ended					For the Nine Months Ended
COMMON SHARE DATA	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Earnings per common share (basic)	$0.70	$0.76	$0.80	$0.72	$0.77	$2.25	$2.28
Earnings per common share (diluted)	0.69	0.75	0.78	0.71	0.76	2.23	2.25
Dividends per common share	0.25	0.25	0.25	0.24	0.24	0.75	0.70
Book value per common share(1)	11.94	12.99	14.22	15.73	15.24
Closing stock price	20.81	24.34	27.21	31.07	30.03
Market price/book value(2)	174.29%	187.37%	191.35%	197.52%	197.05%
Price earnings ratio(3)	7.49%	7.98%	8.39%	10.88%	9.83%
Annualized dividend yield(4)	4.81%	4.11%	3.68%	3.89%	3.20%

REGULATORY CAPITAL RATIOS
Consolidated:
Total risk-based capital ratio	12.34%	12.53%	10.72%	10.89%	11.12%
Tier 1 risk-based capital ratio	9.72	9.81	9.81	9.92	10.11
Tier 1 leverage capital ratio	8.85	8.59	8.39	8.49	8.51
Common equity tier 1 ratio	9.11	9.17	9.16	9.24	9.40
West Bank:
Total risk-based capital ratio	13.38%	13.62%	11.88%	12.10%	11.18%
Tier 1 risk-based capital ratio	12.60	12.81	10.98	11.13	10.17
Tier 1 leverage capital ratio	11.47	11.22	9.39	9.53	8.56
Common equity tier 1 ratio	12.60	12.81	10.98	11.13	10.17

KEY PERFORMANCE RATIOS AND OTHER METRICS
Return on average assets(5)	1.32%	1.45%	1.51%	1.38%	1.52%	1.43%	1.56%
Return on average equity(6)	21.01	22.81	20.96	18.51	20.02	21.57	20.98
Net interest margin(7)(13)	2.78	2.93	2.85	3.00	3.06	2.85	3.07
Yield on interest-earning assets(8)	3.87	3.49	3.24	3.36	3.43	3.53	3.47
Cost of interest-bearing liabilities	1.45	0.73	0.52	0.50	0.51	0.90	0.55
Efficiency ratio(9)(13)	43.16	41.96	40.14	43.32	39.41	41.75	40.08
Non-performing assets to total assets(10)	0.01	0.01	0.25	0.26	0.28
ALLL ratio(11)	0.97	0.99	1.11	1.15	1.19
Loans/total assets	74.32	74.05	70.07	70.17	72.61
Loans/total deposits	92.61	90.53	80.40	81.44	86.21
Tangible common equity ratio(12)	5.65	6.22	6.67	7.44	7.77

(1) Includes accumulated other comprehensive income (loss).
(2) Closing stock price divided by book value per common share.
(3) Closing stock price divided by annualized earnings per common share (basic).
(4) Annualized dividend divided by period end closing stock price.
(5) Annualized net income divided by average assets.
(6) Annualized net income divided by average stockholders’ equity.
(7) Annualized tax-equivalent net interest income divided by average interest-earning assets.
(8) Annualized tax-equivalent interest income on interest-earning assets divided by average interest-earning assets.
(9) Noninterest expense (excluding other real estate owned expense and write-down of premises) divided by noninterest income (excluding net securities gains/losses and gains/losses on disposition of premises and equipment) plus tax-equivalent net interest income.
(10) Total nonperforming assets divided by total assets.
(11) Allowance for loan losses divided by total loans.
(12) Common equity less intangible assets (none held) divided by tangible assets.
(13) A non-GAAP measure.

NON-GAAP FINANCIAL MEASURES

This report contains references to financial measures that are not defined in GAAP. Such non-GAAP financial measures include the Company’s presentation of net interest income and net interest margin on a fully taxable equivalent (FTE) basis and the presentation of the efficiency ratio on an adjusted and FTE basis, excluding certain income and expenses. Management believes these non-GAAP financial measures provide useful information to both management and investors to analyze and evaluate the Company’s financial performance. These measures are considered standard measures of comparison within the banking industry. Additionally, management believes providing measures on a FTE basis enhances the comparability of income arising from taxable and nontaxable sources. Limitations associated with non-GAAP financial measures include the risks that persons might disagree as to the appropriateness of items included in these measures and that different companies might calculate these measures differently. These non-GAAP disclosures should not be considered an alternative to the Company’s GAAP results. The following table reconciles the non-GAAP financial measures of net interest income and net interest margin on a fully taxable equivalent basis and efficiency ratio on an adjusted and FTE basis.

(in thousands)	As of and for the Quarter Ended					For the Nine Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	September 30, 2022	September 30, 2021
Reconciliation of net interest income and net interest margin on a FTE basis to GAAP:
Net interest income (GAAP)	$23,004	$24,239	$23,828	$24,602	$24,486	$71,071	$70,457
Tax-equivalent adjustment (1)	270	326	329	397	306	925	805
Net interest income on a FTE basis (non-GAAP)	23,274	24,565	24,157	24,999	24,792	71,996	71,262
Average interest-earning assets	3,322,522	3,362,313	3,432,114	3,309,625	3,212,283	3,371,915	3,099,066
Net interest margin on a FTE basis (non-GAAP)	2.78%	2.93%	2.85%	3.00%	3.06%	2.85%	3.07%

Reconciliation of efficiency ratio on an adjusted and FTE basis to GAAP:
Net interest income on a FTE basis (non-GAAP)	$23,274	$24,565	$24,157	$24,999	$24,792	$71,996	$71,262
Noninterest income	3,276	2,278	2,389	2,348	2,401	7,943	7,381
Adjustment for realized securities gains, net	—	—	—	—	(11)	—	(51)
Adjustment for losses on disposal of premises and equipment, net	—	9	18	55	—	27	29
Adjusted income	26,550	26,852	26,564	27,402	27,182	79,966	78,621
Noninterest expense	11,458	11,266	10,662	11,871	10,712	33,386	31,509
Efficiency ratio on an adjusted and FTE basis (non-GAAP) (2)	43.16%	41.96%	40.14%	43.32%	39.41%	41.75%	40.08%

(1)    Computed on a tax-equivalent basis using a federal income tax rate of 21 percent, adjusted to reflect the effect of the nondeductible interest expense associated with owning tax-exempt securities and loans. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results, as it enhances the comparability of income arising from taxable and nontaxable sources.
(2)     The efficiency ratio expresses noninterest expense as a percent of fully taxable equivalent net interest income and noninterest income, excluding specific noninterest income and expenses. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the Company's financial performance. It is a standard measure of comparison within the banking industry. A lower ratio is more desirable.